Exhibit 10.1

AMENDMENT NUMBER ONE TO CREDIT AGREEMENT
dated as of August 14, 2008
between
TRANSCAT, INC.
and
JPMORGAN CHASE BANK, N.A.

     Upon request, Transcat, Inc. will furnish supplementally a copy of the amended Schedules to the Credit Agreement referenced in paragraph 2.G. of this Amendment Number One to Credit Agreement to the Securities and Exchange Commission.
AMENDMENT NUMBER ONE TO CREDIT AGREEMENT
     This Amendment Number One to Credit Agreement (“Amendment”), dated as of August 14, 2008, is made by and between TRANSCAT, INC. (the “Borrower”) and JPMORGAN CHASE BANK, N.A. (the “Lender”).
Statement of the Premises
     The Borrower and the Lender have previously entered into, among other agreements, a Credit Agreement, dated as of November 21, 2006 (the “Credit Agreement”). Borrower has advised the Lender that Borrower is in active negotiations regarding the acquisition by Borrower, through a newly formed wholly-owned subsidiary, Transcat Acquisition Corp. (the “Acquisition Sub”), of Westcon, Inc. (“Westcon”) for a purchase price of up to $8,000,000.00, which may be paid by a combination of cash (which may include a holdback or earnout) and the common stock of the Borrower (the “Westcon Acquisition”). The Borrower and the Lender desire to amend the Credit Agreement in contemplation of such acquisition as referenced herein.
Statement of Consideration
     Accordingly, in consideration of the premises and under the authority of Section 5-1103 of the New York General Obligations Law, the parties agree as follows:
Agreement
     1. Defined Terms. The terms “this Agreement”, “hereunder” and similar references in the Credit Agreement shall be deemed to refer to the Credit Agreement as amended by this Amendment. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.
     2. Amendment. Effective upon the satisfaction of all conditions specified in Section 4 hereof, the Credit Agreement is hereby amended as follows:
          A. The grid contained in the Definition of “Applicable Rate”, as set forth in Section 1.01 of the Credit Agreement, is hereby superseded and replaced in its entirety and amended to read as follows:

	ABR Plus ABR	Eurodollar Plus	Commitment Fee
Leverage Ratio	Spread of	Eurodollar Spread of	Rate
Category 1 >= 2.5 x	0	2.40%	.35%
Category 2 > = 2.0 x and < 2.5 x	0	2.15%	.35%
Category 3 > = 1.5 x and < 2.0 x	0	1.60%	.30%
Category 4 > = 1.0 x and < 1.5 x	0	1.25%	.20%
Category 5 Less than 1.0 x	-.45%	.90%	.20%

          B. The Definition of “Commitment” as set forth in Section 1.01 of the Credit Agreement is hereby amended so that the figure “$10,000,000” contained therein is superseded and replaced in its entirety with “$15,000,000”.
          C. The Definition of “Maturity Date” as set forth in Section 1.01 of the Credit Agreement is hereby amended so that the date “November 21, 2009” contained therein is superseded and replaced in its entirety with “August 14, 2011”.
          D. The following Definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:
“Amendment No. 1” means that certain Amendment Number One to Credit Agreement dated as of August 14, 2008 between Borrower and Lender.
“Westcon Acquisition” means the acquisition by Borrower, through its subsidiary, Transcat Acquisition Corp. (“Westcon Acquisition Sub”) of Westcon, Inc. for a purchase price of up to $8,000,000, which may be paid in a combination of cash (which may include a holdback or earnout) and common stock of the Borrower pursuant to that certain Agreement and Plan of Merger dated as of August 14, 2008 by and among Westcon, Inc., the Borrower, Westcon Acquisition Sub and David Goodhead (the “Merger Agreement”).
          E. Section 6.01 of the Credit Agreement, entitled “Indebtedness”, is hereby amended so that the following subsection (i) is added to the end thereof:
     (i) Indebtedness of Borrower or Westcon Acquisition Sub consisting of Holdback Cash Payments or other adjustments to the Cash Merger Consideration pursuant to the terms of the Merger Agreement and/or earnout payments as set forth in that certain Earnout Agreement between Borrower and David Goodhead, all in connection with the Westcon Acquisition, provided such Indebtedness is fully subordinate to the Indebtedness owed to the Lender on terms satisfactory to the Lender.
          F. Section 6.04 of the Credit Agreement, entitled “Investments, Loans, Advances, Guarantees and Acquisitions”, is hereby further amended so that the following subsection (m) is added to the end thereof:
               (m) The Westcon Acquisition, subject to the terms, covenants and conditions of Amendment No. 1.
          G. The Schedules to the Credit Agreement are hereby amended so that they are deleted and replaced in their entirety with the Schedules attached to this Amendment.
     3. Representations. The Borrower hereby represents and warrants to the Lender that: (i) the covenants, representations and warranties set forth in the Credit Agreement are true and correct on and as of the date of execution hereof as if made on and as of said date and as if each reference therein to the Credit Agreement were a reference to the Credit Agreement as amended by this Amendment; (ii) no Default or Event of Default specified in the Credit Agreement has occurred and is continuing, (iii) since the date of the Credit Agreement, there has been no material adverse change in the financial condition or business operations of the Borrower which has not been disclosed to Lender; (iv) the making and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action, and do not, and will not, (a) contravene the Borrower’s certificate of incorporation or by-laws, (b) violate any law, including without limitation the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or any rule, regulation (including Regulations T, U or X of the Board of Governors of the Federal Reserve System) order, writ, judgment, injunction, decree, determination or award, and (c) conflict with or result in the breach of, or constitute a default under, any material contract, loan agreement, indenture, note, mortgage, deed of trust or any other material instrument or agreement binding on the Borrower or any Subsidiary or any of their properties or result in or require the creation or imposition of any lien upon or with respect to any of their properties; (v) this Amendment has been duly executed and delivered by the Borrower and is the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms; (vi) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (a) the due execution, delivery or performance by the Borrower of this Amendment or any other agreement or document related hereto or contemplated hereby to which the Borrower is or is to be a party or otherwise bound except for required filings and approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations thereunder, or (b) to the best of the Borrower’s knowledge, the exercise by Lender of its rights under the Credit Agreement as modified by this Amendment; and (vii) the security interests and charges granted by the Borrower and its Subsidiary pursuant to the Security Agreements continue to constitute valid, binding and enforceable, first in priority Liens on the Collateral, subject only to Liens permitted under the terms of the Security Agreements and Credit Agreement.
     4. Conditions of Effectiveness. The effectiveness of each and all of the modifications contained in the Amendment is subject to the satisfaction, in form and substance satisfactory to the Lender, of each of the following conditions precedent:
          A. Lender shall have received 4 duplicate original counterparts of this Amendment executed by Borrower and Lender.
          B. Lender shall have received 1 original Replacement Revolving Credit Note in form satisfactory to Lender.
          C. Lender shall have received a secretarial certificate of the Borrower in a form reasonably acceptable to Lender, certifying as true and accurate, copies of the organizational documents and the incumbency of officers of the Borrower, and attaching authorizing resolutions for the Westcon Acquisition and the incurrence of additional indebtedness under the Credit Agreement.
          D. Lender shall have received a true, correct and complete copy of the Merger Agreement covering the Westcon Acquisition and all Westcon Disclosure Schedules, which Merger Agreement shall be satisfactory to the Lender.
          E. Lender shall have received an amendment to Borrower’s pledge security agreement with respect to the stock of Westcon Acquisition Sub, together with the original stock certificate accompanied by an executed stock power in blank.
          F. Lender shall have received appropriate UCC searches against Westcon.
          G. Lender shall have received (i) a guaranty from Westcon Acquisition Sub, (ii) a security agreement from Westcon Acquisition Sub, and (iii) an officer’s certificate from Westcon Acquisition Sub evidencing the authorization of the guaranty and security agreements, all in form satisfactory to Lender.
          H. As of the effective date of this Amendment, no Default or Event of Default shall have occurred and be continuing.
          I. The representation and warranties contained in Section 3 hereof and in the Credit Agreement shall be true, correct and complete as of the effective date of this Amendment as though made on such date.

          J. The Lender shall have received such other approvals or documents as the Lender may reasonably request, and all legal matters incident to the foregoing shall be satisfactory to the Lender and its counsel.
     5. Covenants.
          A. Borrower covenants to deliver to Lender, promptly upon Lender’s request, copies of any documents and agreements related to the Merger Agreement as Lender may reasonably request, upon the closing of the Westcon Acquisition.
          B. Borrower hereby covenants and agrees to cooperate with Lender in any manner reasonably necessary in order to promptly continue, or in the case of after-acquired property, create a first lien in favor of Lender, in all personal property assets acquired by Borrower or its Subsidiaries in connection with the Westcon Acquisition, including without limitation, (i) delivering to Lender evidence of termination of any and all material liens (as determined by Lender in its sole discretion) on the assets to be acquired by Borrower or its Subsidiaries upon or prior to the date the Westcon Acquisition is closed; (ii) upon the closing of the Westcon Acquisition, causing the Selling Shareholder (as defined in the Merger Agreement) to execute and deliver to Lender a Subordination Agreement with respect to future payments owed under the Merger Agreement or Earnout Agreement, upon request of Lender; (iii) obtaining appropriate landlord waivers as requested by Lender within 30 days after the date the Westcon Acquisition is closed, or such later date as consented to by Lender; and (iv) upon the change of name of Westcon Acquisition Sub to Westcon, Inc., causing Westcon Acquisition Sub to deliver to Lender the Certificate of Name Change, UCC-3 name change amendments and any replacement stock certificates and stock powers with respect thereto as requested by Lender.
          C. Borrower agrees to pay all out-of-pocket expenses and fees of Lender in connection with the negotiation, preparation and execution of this Amendment and any related document, including the reasonable fees and disbursements of counsel to Lender whether or not the Westcon Acquisition closes.
     6. Reference to and Effect on Loan Documents.
          A. Upon the effectiveness hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,’ “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.
          B. Except as specifically amended above, the Credit Agreement, and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. By signing below, Borrower hereby acknowledges and reaffirms the execution and delivery of certain security and pledge documents in connection with the Credit Agreement (the “Security Agreements”) and the granting of the security thereunder and acknowledges, reaffirms and agrees that the Security Agreements secure repayment of all existing and future indebtedness, liabilities and obligations of the Borrower to Lender, including without limitation, all indebtedness of the Borrower evidenced by the Replacement Revolving Credit Note.
          C. The amendments set forth in Section 2 hereto are only applicable and shall only be effective in the specific instance and for the specific purpose for which made, are expressly limited to the facts and circumstances referred to herein, and shall not operate as (i) a waiver of, or consent to non-compliance with any other provision of the Credit Agreement or any other Loan Document, (ii) a waiver or modification of any right, power or remedy of Lender under the Credit Agreement or any Loan Document, or (iii) a waiver or modification of, or consent to, any Event of Default or Default under the Credit Agreement or any Loan Document.

     7. Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of New York without regard to any conflicts-of-laws rules which would require the application of the laws of any other jurisdiction.
     8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
     9. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all or which taken together shall constitute but one and the same instrument.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective representatives thereunto duly authorized as of the date first above written.

BORROWER:	TRANSCAT, INC.
	By:	/s/ Charles P. Hadeed
Charles P. Hadeed
President, Chief Executive Officer and Chief Operating Officer

[Signature Page to Amendment Number One to Credit Agreement]

LENDER:	JPMORGAN CHASE BANK, N.A.
	By:	/s/ Thomas C. Strasenburgh
Thomas C. Strasenburgh
Vice President

[Signature Page to Amendment Number One to Credit Agreement]